Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant                                      [X]

Filed by a Party other than the Registrant           [  ]

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[  ]  Preliminary Proxy Statement                       [  ]        Confidential, for Use of the Commission

[  ]  Definitive Proxy Statement                                     Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[  ]  Soliciting Material under Section 240.14a-12

FRANKLIN NEW YORK TAX-FREE INCOME FUND

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[  ]  Fee paid previously with preliminary materials.

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PRIORITY NOTICE – PLEASE READ AND RESPOND

April 29, 2021

TO INVESTORS IN Franklin New York Tax-Free Income Fund:

You have been identified as an investor in Franklin New York Tax-Free Income Fund and we are asking for your help. As you know, there is currently a proxy campaign underway for the fund in which you are asked to vote upon the proposal presented and enclosed herein on the proxy card. The Special Joint Meeting originally scheduled for April 16, 2021 has adjourned to May 14, 2021 and is now in jeopardy of adjourning again to a later date without additional shareholder participation.

WHAT DO WE NEED FROM YOU?

As of today, your vote has not been recorded for Franklin New York Tax-Free Income Fund, which has yet to reach the required participation level to approve or disapprove the proposals. As one of the most significant investors, YOUR VOTE IS PARAMOUNT TO THE OUTCOME.

HOW CAN I EXECUTE MY VOTE FOR MY POSITION?

As a shareholder we offer three simple and convenient methods to vote.

1.	CONTACT ME DIRECTLY at 213-228-5280. Please have the enclosed proxy card available at the time of the call.

2.	EMAIL ME at franklinfunds@proxyonline.com. Simply send us an email instructing us to vote your position. Be sure to include your Proxy ID found on the lower left corner of enclosed proxy card, indicate your voting preference and include your full name as noted on your account.

3.	TAKE A PICTURE! Sign and date the enclosed card and indicate your vote direction. Once done, take a picture of the signature side of proxy card and email it to franklinfunds@proxyonline.com. Be sure to capture the ID number in the lower left corner of the card.

As soon as your shares are voted, there will be no more calls or mailings requesting your vote.

Additional information regarding the Special Meeting and the proposals to be voted on can be found in the proxy statement located at https://vote.proxyonline.com/Franklin/docs/FranklinNYandCT2021.pdf.

Your time and consideration is greatly appreciated.

Thank you.

Thomas J. Nader

Executive Vice President

Proxy Services

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